Working Capital Loan Contract

(Loan No. 1011122001)

(Selective and Summary Translation)

The Borrower:     Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd.

(“Party A”)

The Lender:         China International Trust and Investment Corporation (CITIC), Hohhot Branch

(“Party B”)

Place of Execution:     Hohhot Branch

Date of Execution:      December ____. 2011

Article    1              Loan Type

1.1           Working capital loan

Article    2              Amount and Term of the Loan

2.1           Amount:        RMB60,000,000.00

2.2           In capital letters:        RMBSIXTY MILLION

2.3           Term:              Six Months (December __, 2011 to June __, 2012)

Article    3              Purpose of the Loan

3.1           To be used for purchasing raw material. Without Party B’s written authorization, the loan cannot be used for investment in fixed capital or equity, nor can it be used in the production and operation or for any other purposes.

Article    4              Interest and Interest Rate of the Loan

4.1           Interest rate 30.000000 (% or basis points) in addition to the base rate for the same type of loan for the same period published by the People’s Bank of China on the date of the loan withdrawal.

4.2           The interest rate for the loan hereunder is fixed and will not change during the term of the loan.

4.3           The interest starts to accrue from the date of the withdrawal of the loan and is calculated according to this formula: Interest = the actual balance of the loan x the actual number of days x the annual rate/360 days.

4.4           On the loan that is not to be repaid in one lump sum, the first interest settlement date is January 20, 2012 and the settlement date thereafter is the 20th day of each month.

4.5           Party A must have sufficient balance in the account set up with Party B (Account No.: 7271110182600055798) before each interest settlement date to allow Party B to deduct interest from the account.

4.6           Upon the expiration of the term, the principal and interest of loan must be repaid.

Article    5              Release and Withdrawal of the Loan

5.1           Preconditions for the first withdrawal (none).

5.2           Preconditions for each withdrawal:

Party A has no violation of the obligations and responsibilities hereunder and under the guarantee agreement;

No occurrence of breach event specified herein;

The guarantee document remains valid and effective; in Party B’s reasonable judgment, there is no adverse change in Party A’s financial situation that will harm, delay or obstruct its performance of the obligations and responsibilities hereunder and under the guarantee agreement;

Party A has executed or provided to Party B all necessary documents or documents reasonable requested by Party B;

Party A has set up the bank account with Party B in accordance with the provisions herein; and other requirements from Party B.

5.3           Loan withdrawal plan (not specified)

5.4           Party A agrees that Party B has the right to modify the withdrawal plan if Party A or its guarantor fails to fulfill all the obligations hereunder.

5.5           Party A must withdraw the loan in accordance with the withdrawal plan specified herein.

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5.6           If Party A unilaterally cancels the loan, thus causing any change to Party B in the loan amount actually released, the principal of the loan will be calculated based on the loan note actually issued.

5.7           Release and payment of the loan

Party A must submit an application to Party B for loan withdrawal, along with other required loan documents, before each withdrawal date; each application is irrevocable; Party B, after review and approval, must transfer the amount of the loan applied for into Party A’s account (Account No.: 7271110182600055798) set up with Party B according to the date specified or pay the amount to Party A’s trading partner designated by Party A under entrusted payment method.

After the release of the loan, Party B shall have the right to review periodically or from time to time if the loan is used in accordance with the provisions herein, and Party A must provide assistance to Party B.

Article    6              Repayment of the Loan

6.1           The principal of the loan hereunder must be repaid upon the expiration of the term with interest paid each month.

6.2           Repayment schedule (none).

6.3           Party A must have an amount of the balance in the account set up with Party B no less than the sum of the principal and interest of the loan before the loan repayment date, and Party A hereby authorizes Party B to deduct automatically from such account the amount of principal and interest of the loan as repayment.

6.4           If the amount paid by Party A is not sufficient to pay off all the amount payable hereunder, the payment shall be applied in the following order: penalty interest and compound interest, interest payable and loan principal.

6.5           If Party A desires to repay the loan in advance, Party A must submit an application for early repayment 20 bank business days in advance to Party B for approval.

Article    7              Restructuring of the Loan

7.1           If Party A is unable to repay the loan when due, Party A must submit an application for loan restructuring one month prior to the due date to Party B for approval, and must sign loan restructuring agreement if approved. If not approved, Party A must repay the loan at the repayment date specified herein. Otherwise, Party B shall have the right to treat the loan as delinquent loan.

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Article    8              Guarantee of the Loan

8.1           The loan hereunder is guaranteed by a pledge guarantee, and the contract number of the Pledge Guarantee is: 1011122001

Article    9              Party A’s Representations and Warranties

9.1           Party A is a Chinese legal person established in accordance with the law of the PRC and has the capacity and power to conduct civil activities and other actions necessary for the execution and perform of this contract and to bear civil responsibility for its actions. Party A has obtained all due approval and authorization, both internal and external, necessary for the execution of this contract.

9.2           All the documents, financial statements and representations provided in accordance with the law and at Party B’s request in connection with this loan are valid, legal, truthful, accurate and complete.

Article    10           Party A’s Covenants

10.1         Party A must provide periodically or from time to time at Party B’s request financial statements and other documents that truthfully reflect its operations and financial conditions and warrant that the documents mentioned above are valid, truthful and complete.

10.2         During the term of the loan, if there is any major change in its operational decision or strategy, including but not limited to share transfer, reorganization, major financing, sale of assets, acquisition, M&A, spin-off, equity restructuring, joint capital or joint venture or joint operation, contracting or lease, external investment, substantial increase of debt financing, change in the scope of operation and registered capital, bankruptcy or liquidation, that may affect Party B’s rights and interests, Party A must notify Party B in writing 30 days in advance and obtain Party B’s written approval.

10.3         Party A must actively provide assistance to Party B in Party B’s supervision on its operation, the loan payment management and the use of the loan, major operation management matters, financial situation, payment settlement and the trades with its partners.

10.4         Party A shall not transfer or change the loan obligations hereunder in any matter without prior written approval from Party B.

10.5         If Party A disposes of its major assets or of all or significant part of its operational income by means of transfer or lease or any other method, Party A must notify Party B in writing 30 days in advance and obtain Party B’s written approval.

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10.6         If there is occurrence of any event, including but not limited to involvement in litigation, arbitration, criminal action, administrative sanction, ceasing of business, suspension of operation, dissolution, filing for bankruptcy, revocation or suspension of business license or deterioration of financial situation, that will have adverse impact on the performance of the loan hereunder, Party A must notify Party B in writing within 3 days after the occurrence or likely occurrence of such event.

10.7         If there is any occurrence of any adverse event, including but not limited to ceasing of business, suspension of operation, dissolution, filing for bankruptcy, revocation or suspension of business license or deterioration of financial situation, on the part of Party A’s guarantor that causes the guarantor to lose all or part of its ability to provide guarantee, or any decrease in the value of the pledged objects or mortgaged properties, Party A must provide additional guarantee approved by Party B.

10.8         During the term of the loan, Party A must notify Party B in writing of any change in its legal name, legal representative, address or telephone or fax numbers within 7 days of such change.

10.9         Party A must provide written report to Party B on any related party transactions involving 10% or more of its net assets that have taken place or about to take place, including the relationship with the related party, item, nature and amount of the transaction or the corresponding ratio or pricing policy.

10.10         Party B shall have the right to recall all or part of the loan based on the situation of Party A’s cash returns.

Article    11           Rights and Obligations of Each Party

11.1         Party A shall have the right to withdraw and use the loan in accordance with the provisions herein.

11.2         Party A must repay the principal and interest of the loan in accordance with the provisions herein.

11.3         Party B shall have the right to learn, supervise and review Party A’s operations, use of the loan and the related party transactions.

11.4         Party B shall have the right to pursue Party A according to the law for any insufficient part if the proceeds from disposing of Party B’s pledged or mortgaged items or properties are insufficient toward the repayment of the loan within the scope of the guarantee hereunder.

11.5         Upon the fulfillment by Party A of the obligations provided herein and the satisfaction by Party A of the preconditions specified herein for loan withdrawal, Party B must release the amount of loan in full according to the schedule.

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11.6         Party B shall have the right to request Party A to provide additional documents necessary for the approval of the loan release; however Party B must maintain confidential all information, documents and material provided by Party A, except for any inquiry or disclosure as required by or in accordance with provisions of the law and statutes.

Article    12           Account

12.1         Party A must set up an account with Party B; the account number is: 7271110182600055798.

Article    13           Liability for Breach

13.1         After this contract has become effective, Party A and Party B must both perform its respective obligations specified herein and bear the corresponding liabilities for breach.

13.2         If Party A fails to withdraw the loan according to the withdrawal date specified herein, Party B shall have the right to charge a penalty fee at the interest rate specified herein based on the actual number of days of delay.

13.3         Upon the occurrence of any of the following, Party B shall have the right to suspend or terminate unilaterally the release of any remaining amount of the loan, demand the immediate repayment of the amount already released and all corresponding interest and fees and take other corresponding measures.

Party A fails to repay the principal and interest of the loan according to the schedule;

Party A fails to perform any of its obligations specified herein;

The certificates and documents provided by Party A in connection with this loan or the representations and warranties made by Party A in Article 9 herein are proven to be false, inaccurate, incomplete or deliberately misleading;

Party A withholds any material fact about its operations or financial situation;

Party A has obtained the loan by using forged contract with its controlling shareholders and other related parties;

Party A ceases to make repayment of the loan amount due or is unable or unwilling to make repayments;

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Party A’s ceasing of business, suspension of operation, dissolution, filing for bankruptcy, revocation or suspension of business license or deterioration of financial situation, on its involvement in litigation, arbitration, criminal action, administrative sanction that is adverse to its operations or financial situation;

Party A’s change in its address, scope of operation, legal representative or AIC registration or external investment that is adverse to or threatens the realization of Party B’s creditor’s claims;

Party A’s experience of major financial loss, asset loss or other capital loss due to the guarantee it has provided to other parties or of other financial crisis, which in Party B’s estimation is likely to affect or harm, or has already affected or harmed, Party B’s rights and interests hereunder;

Experience of major crisis in the operation and financial situation by Party A’s controlling shareholder and other related parties, or the occurrence of major related party transactions between Party A and its controlling shareholder and other related parties, that adversely affects Party A’s normal operation or the realization of Party B’s creditor’s claims;

Party A’s undertaking any major acquisition or reorganization that, in Party B’s view, may affect the realization of Party B’s creditor’s claims;

Occurrence of any adverse change in the industry in which Party A is engaged (except events of Force Majeure) that seriously affects or threatens the realization of Party B’s creditor’s claims;

Party A’s failure to settle accounts in accordance with the provisions herein;

Party A’s use of the loan for any other purpose without Party B’s authorization or in any illegal or non-compliant trades;

Party A’s failure to make loan payment in accordance with the provisions herein;

Party A’s violation of its promises made in Article 10 herein;

Party A’s refusal to accept Party A’s monitoring of its cash return; any occurrence of breach that has not been cured in time that results in other breaches, thus constituting cross breaches.

Party A’s refusal to accept Party A’s supervision and review of its use of the loan and relevant financial activities;

Involvement of Party A’s senior officers in fraud, bribery, embezzlement or other illegal operation that, in Party B’s view, is likely to affect or harm, or has already affected or harmed, Party B’s rights and interests hereunder;

Party A’s breach of contracts with other creditors;

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The breach of Party A’s guarantor of the provisions of, or the occurrence of other event of breach specified in, the Guarantee Contract;

The pledged or mortgaged items or properties hereunder are frozen, seized, lost or involved in other enforcement action or in ownership dispute, and Party A fails to provide additional guarantee that meets Party B’s requirements;

Occurrence of other events on Party A’s part that have endangered or damaged, or are likely to endanger or damage, Party B’s rights and interests;

13.4         If Party A fails to repay the principal in accordance with the provisions herein, Party B shall have the right, in addition to the rights provided herein, to assess a penalty interest at an additional 50% of the interest rate of the loan based on the number of past-due days.

13.5         If Party A fails to pay interest on time, Party B shall have the right to assess compound interest at the penalty rate specified in Section 13.4 based on the number of past-due days.

13.6         If Party A uses the loan for any purpose other than that specified herein, Party B shall have the right, in addition to the rights provided herein, to assess a penalty interest at an additional 100% of the interest rate on that portion of the loan starting from the date of such misappropriation.

13.7         Party A shall be responsible for all fees and expenses incurred by Party B in the realization of Party B’s creditor claims.

Article    14           Continuity of Obligations

14.1         All of Party A’s obligations hereunder shall continue and be binding to Party A’s successors, designees, transferees and all surviving entities after merger, reorganization and change of names, and shall not be subject to any dispute, claims, orders from superiors, provisions of Party A’s contracts with other parties, nor shall they be affected by the debtor’s bankruptcy, loss of ability to repay the debt or of business qualifications or any other events.

Article    15           Certification

15.1         Party A shall be responsible for all the associated fees if this contract needs to be certified at the request of any party hereto.

15.2         If Party B requires the issuance of certification of enforceability, Party A agrees that Party B may apply to public certification agencies for such certification and that Party A shall be responsible for any fees.

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Article    16           Other Provisions

If there is any conflict between the provisions in this Section and others herein, those in this Section shall prevail.

Article    17           Applicable Law and Dispute Resolution

17.1         This contract is governed by the law of PRC.

17.2         Any dispute that cannot be resolved through consultation between the parties hereto must be resolved through legal action submitted to the people’s court at Party B’s location or through application for enforcement actions.

Article    18           Force Majeure

18.1         The event of Force Majeure referenced herein means any unforeseeable, unpreventable and insurmountable object event that renders any party hereto unable to perform normally its obligations, including war, strike, curfew, serious flood, fire, hurricane, earthquake and other such events acknowledge by both parties.

18.2         Any party that is rendered unable to perform its obligations by such event must notify the other party immediately in writing and provide documents of proof at the time of, or during, such occurrence and take all necessary efforts to reduce the impact of such event on the other party.

18.3         After the occurrence of such event, both parties must engage in consultation to seek fair and reasonable solution and to minimize the damage of such event.

Article    19           Cumulative Nature of Party B’s Rights

19.1         Party B’s rights hereunder are cumulative and shall not affect and exclude Party B’s other rights entitled under the law. Unless expressly stated by Party B, Party B’s failure to exercise any of its rights, or its delay of such exercise or partial exercise, shall not constitute a waiver of such rights nor shall affect, prevent or obstruct its future exercise of such rights.

Article    20           Contract Effectuation, Amendment and Dissolution

20.1         The contract shall become effective upon its execution by both parties.

20.2         After the contract has become effective, neither party can modify, change or dissolve this contract without prior consultation and agreement with the other party.

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20.3         After the contract has become effective, Party B may transfer all or part of its claims hereunder to a third party without the need to obtain Party A’s approval, but Party A must notify Party B in writing.

20.4         After the contract has become effective, if Party A transfers all or part of its debt obligations to a third party, Party A must provide to Party B its guarantor’s consent to such transfer and to its responsibility to continue the guarantee and obtain Party B’s approval.

Article    21           Others

21.1         “Bank Business Day” is any day on which the bank is open for business.

21.2         “Related Party” is as defined in “Business Accounting Principal No. 36—Disclosure of Related Parties” issued by the Ministry of Finance.

21.3         Other matters not covered herein may be provided in supplemental agreement, which shall have the same legal effect.

21.4         Any provision or content herein that are determined to be invalid shall not affect the validity of any other provision or content herein.

21.5         Any notice sent by Party B to Party A shall be considered received if it is sent by telex, telegram or faxed or received three days after it is posted in registered mail.

Party A:                 (Seal or Special Business Seal)

Legal Representative: /s/ WU Zishen

Party B:                  (Seal or Special Business Seal)

  /seal/ China International Trust and Investment Corporation (CITIC), Hohhot Branch

Legal Representative: /s/ SUN Xiaofan

[Attachment 1: Sample of Party A’s Seal Imprint]

[Attachment 2: Entrusted Payment Form]

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